Aquila Biopharmaceuticals, Inc.
                                 Exhibit 11
                Statement of Computation of Earnings Per Share
             For the years ended December 31, 1996, 1995 and 1994


                                        1996           1995          1994
                                        ----           ----          ----
            PRIMARY
            -------
Net income/(loss) for primary
  earnings per common share          $5,959,530   ($4,941,546)   ($22,276,266)
                                     ==========   ============   =============

Weighted average number of common
  shares outstanding during the
  year                                3,717,441     3,442,305       3,416,100

  Add - common stock equivalents
    (determined using the
    "treasury stock" method)
    representing shares deemed
    outstanding from the assumed
    exercise of stock options
    reduced by the number of
    shares purchased with the
    proceeds (determined using
    average market price during
    the year)                            85,806             0               0

Weighted average number of shares
  used in calculation of primary     ----------   ------------   -------------
  earnings per share                  3,803,247     3,442,305       3,416,100
                                     ==========   ============   =============

Primary earnings per share                $1.57        ($1.44)         ($6.52)
                                     ==========   ============   =============

           FULLY DILUTED
           -------------

 Net income/(loss) for fully diluted
  earnings per common share          $5,959,530   ($4,941,546)   ($22,276,266)
                                     ==========   ============   =============
Weighted average number of shares
  used in calculating primary
  earnings per common share           3,803,247     3,442,305       3,416,100

  Add (deduct) incremental shares
    representing:
      Shares issuable upon exercise
        of stock options included
        in primary calculation
        above                           (85,806)            0               0

      Shares issuable upon exercise
        of stock options based upon
        using the higher of average
        market price during the
        year or year end market
        price                            86,220              0              0

Weighted average number of shares
  used in calculation of fully       ----------   ------------   -------------
  diluted earnings per share          3,803,661     3,442,305       3,416,100
                                     ==========   ============   =============

  Fully diluted earnings per share        $1.57        ($1.44)         ($6.52)
                                     ==========   ============   =============